Exhibit 10.15

EXECUTION

AMENDMENT NO. 10

TO MORTGAGE LOAN PARTICIPATION PURCHASE AND SALE AGREEMENT

Amendment No. 10 to Mortgage Loan Participation Purchase and Sale Agreement, dated as of October 28, 2019  (this “Amendment”), by and among Bank of America, N.A. (“Purchaser”), PennyMac Loan Services, LLC (“Seller”) and Private National Mortgage Acceptance Company, LLC (“Guarantor”).

RECITALS

Purchaser, Guarantor and Seller are parties to that certain Mortgage Loan Participation Purchase and Sale Agreement, dated as of August 13, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing MLPSA”; and as further amended by this Amendment, the “MLPSA”).  The Guarantor is a party to that certain Amended and Restated Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of August 13, 2014, made by Guarantor in favor of Purchaser.

Purchaser, Seller and Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing MLPSA be amended to reflect certain agreed upon revisions to the terms of the Existing MLPSA.  As a condition precedent to amending the Existing MLPSA, Purchaser has required Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, Purchaser, Seller and Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing MLPSA is hereby amended as follows:

SECTION 1.   Definitions.  Section 1 of the Existing MLPSA is hereby amended by:

1.1  deleting the definition of “Expiration Date” in its entirety and replacing it with the following:

“Expiration Date”:  The earlier of (i) January 27, 2020, (ii) at Purchaser’s option, upon the occurrence of an Event of Default, and (iii) the date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

1.2  adding the following definition in its proper alphabetical order:

“PFSI”: As defined in Section 10(a)(iii) of this Agreement.

SECTION 2.    Events of Default.  Section 6(e)(xiii) of the Existing MLPSA is hereby amended by deleting such section in its entirety and replacing it with the following:

(xiii) PFSI’s audited financial statements or notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of PFSI as a “going concern” or reference of similar import;

SECTION 3.   Covenants of Seller.  Section 10 of the Existing MLPSA is hereby amended by deleting Section 10(a)(iii) in its entirety and replacing it with the following:

(iii) as soon as available and in any event within ninety (90) days after the end of each fiscal year of PennyMac Financial Services, Inc. (“PFSI”), the consolidated and consolidating balance sheets of PFSI, which is the parent entity of the Guarantor, and its consolidated Subsidiaries and the balance sheet of Seller and Guarantor, each as at the end of such fiscal year and the related consolidated and consolidating statements of income and the related consolidated statements of retained earnings and of cash flows for PFSI and its consolidated Subsidiaries, Guarantor and Seller for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an unqualified opinion thereon of independent certified public accountants of recognized national standing, which opinion and the scope of audit shall be acceptable to Purchaser in its sole and exclusive discretion, shall have no “going concern” qualification and shall state that said consolidated and consolidating financial statements or financial statements, as applicable, fairly present the consolidated and consolidating financial condition or financial condition, as applicable, and results of operations of PFSI and its respective consolidated Subsidiaries, Guarantor or Seller, as applicable, as at the end of, and for, such fiscal year in accordance with GAAP;

SECTION 4.   Fees and Expenses.  Seller hereby agrees to pay to Purchaser, on demand, any and all reasonable fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Purchaser in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.

SECTION 5.   Conditions Precedent.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

5.1       Delivered Documents.  On the Amendment Effective Date, the Purchaser shall have received this Amendment, executed and delivered by a duly authorized officer of Purchaser, Seller and Guarantor.

5.2       Facility Fee.  Seller shall have paid to Purchaser in immediately available funds that portion of the Facility Fee due and payable on the Amendment Effective Date.

SECTION 6.   Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing MLPSA shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 7.   Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 8.   Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 9.  GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

SECTION 10. Reaffirmation of Guaranty.  The Guarantor hereby (i) agrees that the liability of Guarantor or rights of Purchaser under the Guaranty shall not be affected as a result of this Amendment, (ii) ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and (iii) acknowledges and agrees that such Guaranty is and shall continue to be in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A., as Purchaser

By:	/s/ Adam Robitshek
Name: Adam Robitshek
Title: Vice President

Signature Page to Amendment No. 10 to Mortgage Loan Participation Purchase and Sale Agreement (PLS EPF)

PENNYMAC LOAN SERVICES, LLC, as Seller

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Senior Managing Director and Treasurer

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC, as Guarantor

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Senior Managing Director and Treasurer

Signature Page to Amendment No. 10 to Mortgage Loan Participation Purchase and Sale Agreement (PLS EPF)